SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)    March 7, 2000
                                                        -------------------

                             PS Business Parks, Inc.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

         California                    1-10709             95-4300881
        ------------                  ---------           ------------
    (State or other juris-           (Commission         (IRS Employer
    diction of incorporation)        File Number)      Identification No.)

      701 Western Avenue, Glendale, California             91201-2349
  -------------------------------------------------       ------------
       (Address of principal executive office)             (Zip Code)

    Registrant's telephone number, including area code     (818) 244-8080
                                                          ----------------

                                       N/A
                                      -----
          (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         On November 3, 1999, the Company filed an action entitled PS Business Parks, Inc. v. Larry Howard, et al. (Case No. BC219580) in the Los Angeles Superior Court seeking damages in excess of $1 million, as well as equitable relief. The complaint alleges that Mr. Howard and entities controlled by him engaged in unfair trade practices, including (1) negotiating kickbacks, secret rebates and/or unearned discounts from third party suppliers for "providing" Company business to those suppliers and (2) disrupting the Company's relationship with various suppliers. Mr. Howard is not an officer, employee or authorized agent of the Company.

         On or about February 14, 2000, Mr. Howard and entities controlled by him filed a cross-complaint against the Company, Public Storage, Inc., and several other cross-defendants alleging, among other things, (1) interference with Mr. Howard's contractual relations with various third party suppliers, (2) violation of Title VII of the Civil Rights Act and (3) abuse of process. None of the cross-complainants assigned any dollar amount in the cross-complaint to the claims. The Company intends to vigorously contest the claims in the cross-complaint.

         Mary Jayne Howard, executive vice president of the Company, is married to Mr. Howard. On March 7, 2000, Ms. Howard ceased employment with the Company. Ronald L. Havner, Jr., chief executive officer of the Company, has assumed Ms. Howard's operational responsibilities.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PS BUSINESS PARKS, INC.


                                      By: /S/ DAVID GOLDBERG
                                          ----------------------
                                          David Goldberg
                                          Vice President

Date:  March 7, 2000